UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 21, 2020

OLD DOMINION FREIGHT LINE, INC.

(Exact name of Registrant as Specified in Its Charter)

Virginia	0-19582	56-0751714
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

500 Old Dominion Way Thomasville, NC 27360
(Address of Principal Executive Offices) (Zip Code)

Registrant’s Telephone Number, Including Area Code: (336) 889-5000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock ($0.10 par value)	ODFL	The Nasdaq Stock Market LLC (Nasdaq Global Select Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 21, 2020, Earl E. Congdon, Senior Executive Chairman of the Board of Directors (the “Board”) of Old Dominion Freight Line, Inc. (the “Company”), formally notified the Company of his decision to retire from the Board effective January 1, 2021 (the “Effective Date”).  On the Effective Date, Mr. Earl Congdon will remain employed by the Company and will transition to the role of Chairman Emeritus and Senior Advisor.  The Company and the Board appreciate Mr. Congdon’s service, leadership and commitment to the Company for over 70 years, and recognize that his contributions have been instrumental in creating one of the largest and most successful less-than-truckload carriers in the United States.  Mr. Congdon is an inspiration to the Company’s employees and will continue to contribute to the unique culture and family spirit that drives the Company’s success.

David S. Congdon, the Company’s Executive Chairman of the Board, will continue to serve in that capacity on the Effective Date, but his day-to-day responsibilities are expected to be further reduced as part of the long-term succession planning that began in 2018 when he was succeeded as Chief Executive Officer by Greg C. Gantt.  Mr. David Congdon will continue to serve as an executive officer of the Company and participate in the Company’s strategic initiatives while also continuing to lead the Board.

On October 21, 2020, the Board, upon the recommendation of the Compensation Committee of the Board (the “Committee”) and as part of the Company’s succession planning process described above, approved certain modifications to the compensation arrangements for Mr. Earl Congdon and Mr. David Congdon as described below.

With respect to Mr. Earl Congdon:

(i)As of the Effective Date, his base salary (the “Base Salary”) and the participation factor in the Company’s Performance Incentive Plan (the “PIP Factor”) used to determine his short-term cash incentive compensation (the “Short-Term Incentive Compensation”) will each be reduced by 25% from their 2020 levels;

(ii)As of the Effective Date, the target/grant date values of any restricted stock awards and any performance-based restricted stock units granted under the Company’s 2016 Stock Incentive Plan in accordance with the Committee’s 2020 general grant procedures (collectively, the “Long-Term Incentive Compensation”) in 2021 will be reduced by 25% from what would otherwise have been granted; and

(iii)Effective January 1, 2022, each of his Base Salary and PIP Factor will be reduced by 50% from their 2020 levels, and any Long-Term Incentive Compensation granted in 2022 will be reduced by 50% from what would otherwise have been granted.

With respect to Mr. David Congdon:

(i)As of the Effective Date, his Base Salary and PIP Factor will each be reduced by 15% from their 2020 levels;

(ii)As of the Effective Date, the target/grant date values of any Long-Term Incentive Compensation granted in 2021 will be reduced by 15% from what would otherwise have been granted; and

(iii)Effective January 1, 2022, each of his Base Salary and PIP Factor will be reduced by 35% from their 2020 levels, and any Long-Term Incentive Compensation granted in 2022 will be reduced by 35% from what would otherwise have been granted.

The amount of Short-Term Incentive Compensation that may be earned by either Mr. Earl Congdon or Mr. David Congdon remains variable, which means that the amount earned in 2021 or 2022 may differ materially from the amount earned in 2020 depending on the performance of the Company.

On October 21, 2020, the Board, upon the recommendation of the Governance and Nomination Committee of the Board, also approved a reduction in the size of the Board from eleven directors to ten directors, as of the Effective Date, concurrent with the effectiveness of Mr. Earl Congdon’s retirement from the Board.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OLD DOMINION FREIGHT LINE, INC.

By:	/s/ Kimberly S. Maready
Kimberly S. Maready
Vice President – Accounting & Finance
(Principal Accounting Officer)

Date: October 27, 2020